EXHIBIT 10.1

This Purchase Agreement (the “Agreement”) is entered into as of August 10, 2010

BETWEEN:

Digital Kiosk Technologies Sdn Bhd (the "Seller"), a company incorporated in Malaysia and having its place of business at No. 3, Jalan SS2/29, 47300 Petaling Jaya, Selangor Darul Ehsan.

AND:

Info-Accent Sdn Bhd (the "Purchaser"), a company incorporated in Malaysia and having its place of business at 1-5 Block A, Jaya One, 72A Jalan Universiti, 46200 Petaling Jaya, Selangor Darul Ehsan.

WHEREAS, Seller has developed a Vendor Management Inventory Software.

WHEREAS, Seller wishes to sell to Purchaser and Purchaser wishes to purchase the Vendor Management Inventory software and supporting peripherals (the “Purchased Asset”) in accordance with the terms, conditions and agreements hereinafter contained.

NOW THEREFORE, in consideration of the mutual covenants, agreements, representation and warranties contained in this Agreement, the parties agree as follows:

Article 1

PURCHASE AND SALE OF ASSETS

1.1

Sale and Transfer of Assets.  Upon and subject to the terms and conditions set forth in this Agreement, Seller agrees to sell, convey, transfer, assign and deliver to Purchaser, and Purchaser agrees to purchase and acquire from Seller, free and clear of any encumbrances, all of Seller’s right, title and interest in and to the Purchased Asset at the Closing in consideration for the payment by Purchaser of the Purchase Price as specified below in Section 1.3.

1.2

Documentation.  Seller shall promptly provide Purchaser with all relevant technical documentation available to Seller regarding the Purchased Asset including, but not limited to, documentation that is necessary to operate the Purchased Asset.

1.3

Purchase Price.  Upon the terms and subject to the satisfaction of the conditions contained in this Agreement, in consideration of the aforesaid sale, transfer and delivery of the Purchased Asset, Purchaser will pay or cause to be paid a purchase price consisting of two hundred ninety five thousand (295,000) shares of its parent company, Global MobileTech, Inc’s common stock, par value $0.001 per share (the “Common Stock”) in lieu of $206,500 cash consideration.

Article 2

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Purchaser as follows and acknowledges that the Purchaser is relying on such representations and warranties in connection with its purchase of the Purchased Asset.

2.1

Due Incorporation.  Seller is a corporation duly organized, validly existing and in good standing under the laws of Malaysia and has the requisite corporate power to own its properties and to enter into this Agreement and to perform its obligations hereunder.

2.2

Authority.  The execution of this Agreement has been duly authorized, executed and delivered by Seller and constitutes legal, valid and binding obligations of Seller, enforceable against Seller in accordance with its terms.

Article 3

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to Seller as and acknowledges that Seller is relying on such representations and warranties in connection of the sale of the Purchased Asset.

3.1

Due Incorporation.  Purchaser has been duly incorporated under the laws of Malaysia and has the corporate power to own its properties and to carry on its business as now being conducted.

3.2

Authority.  The execution of this Agreement has been duly authorized, executed and delivered by Purchaser and constitutes legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with its terms.

Article 4

CLOSING

4.1

The Closing.  The closing (“Closing”) of the transaction contemplated by this Agreement shall take place at the offices of Purchaser on August 12, 2010 (the “Closing Date”).

4.2

Seller’s Obligations at Closing.  At the Closing, Seller shall deliver or cause to be delivered to Purchaser:

4.2.1

Instruments transferring to Purchaser all right, title and interest in and to Purchased Asset, or such other forms as Purchaser may reasonably request.

4.2.2

Such other items as may be reasonably necessary for the Closing to occur.

4.3

Purchaser’s Obligations at Closing.  Purchaser will deliver or cause to be delivered the required consideration; and such other items as may be reasonably necessary for the Closing to occur.

4.3.1

A stock certificate registered in the name of Seller representing the number of shares of Common Stock to be issued to Seller.

Article 5

TECHNICAL SUPPORT, TRAINING AND INTEGRATION SERVICES

5.1

Seller shall promptly answer questions and provide remote assistance (via telephone or email) to Purchaser in connection with the installation, operation, maintenance and troubleshooting of the Purchased Asset.  Any personnel or other on-site training requested by Purchaser shall be conducted at the Seller’s business location.  Seller shall arrange to send its engineer to assist in the installation and troubleshooting of the Purchased Asset up to a maximum of three months.  Seller shall provide to the Purchaser such integration service as Purchaser requests.  Seller hereby agrees to provide technical support, training and integration services at no cost to Purchaser for a period of two (2) years from the Closing Date.

Article 6

GENERAL

6.1

Independent Contractor: This Agreement shall not constitute either party the agent or legal representative of the other party for any purpose.

6.2

Entire Agreement: The parties agree that this Agreement constitutes a complete and exclusive statement of the terms and conditions between them covering the performance thereof and cannot be altered, amended or modified except in writing executed by the parties to be bound thereby. This Agreement supersedes all prior negotiations, agreements and communications, written or oral, between the parties with respect to the subject matter hereof.

6.3

Headings: The headings in this Agreement are for convenience of reference only and shall not affect the construction or interpretation hereof.

6.4

Invalidity: If any of the provision contained in this Agreement are found by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein shall not be in any way affected or impaired thereby.

6.5

Further Assurances: Each of the parties hereto will cooperate with the other and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by the other party as necessary to carry-out, evidence and confirm the intended purposes of this Agreement.

6.6

Successors and Assigns: All obligations set forth in this Agreement will bind and inure to the benefit of the respective successors and permitted assigns of the parties whether expressed or not. This Agreement and any rights pursuant hereto shall not be assignable by the parties without the prior written consent of the other party.

6.7

Notices: Any notice, report, demand, waiver, consent or other communication given by a party under this Agreement shall be in writing and shall be deemed to be duly given (i) when personally delivered, or (ii) upon delivery by courier service which provides evidence of delivery or (iii) when 3 days have elapsed after its transmittal by registered mail addressed to the party to whom directed at the party’s address as it appears above or another address of which that party has given notice.

6.8

Governing Law: This Agreement shall be governed by and construed in accordance with the laws of Malaysia.

6.9

Survival of Representations and Warranties.  All representations and warranties contained in this Agreement will survive the Closing and remain in full force and effect until the second anniversary of the Closing Date.

IN WITNESS WHEREOF, each party to this agreement has caused it to be executed on the date indicated above.

DIGITAL KIOSK TECHNOLOGIES SDN BHD

INFO-ACCENT SDN BHD

/s/  Welket Meringgai

/s/  Chong Aik Fun

Name:

Welket Meringgai

Name:  Chong Aik Fun

Title:  Chief Operating Officer

Title:  Chief Executive Officer

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